SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”), is made and entered into as of June 30, 2014, by and among Ticket to See, Inc., a Nevada corporation (“Parent”), Cell Source, Ltd., an Israeli limited liability company, R.N. 51-466976-1 (the “Company”), and the shareholders of the Company (each a “Shareholder” and collectively the “Shareholders”). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

WHEREAS, the Company has approximately 18,245,922 ordinary shares (the “Shares”) outstanding, at least 80% of which are held by the Shareholders. The Shareholders have agreed to transfer the Shares to Parent in exchange for one (1) newly issued share of common stock, par value $0.001 per share, of Parent (the “Parent Common Stock”), for each Share so transferred by the Shareholders ;

WHEREAS, the Company has outstanding warrants to purchase approximately 6,903,160 shares which, at the Closing (as defined in Section 1.2), shall be exchanged for warrants to purchase approximately 6,903,160 shares of Parent Common Stock, having substantially the same terms as of the outstanding warrants of the Company;

WHEREAS, the exchange of shares for Parent Common Stock is intended to constitute a reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code;

WHEREAS, the Board of Directors of each of the Parent and the Company has determined that it is desirable and in the best interests of the shareholders of their respective companies to effect this plan of reorganization and share exchange.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

EXCHANGE OF SHARES

1.1.         Exchange by the Shareholders. At the Closing, the Shareholders shall sell, transfer, convey, assign and deliver to the Parent their Shares free and clear of all Liens in exchange for an aggregate of up to 18,245,922 (Eighteen Million Two Hundred Forty Five Thousand, Nine Hundred and Twenty two) shares of Parent Common Stock, in the amounts for each Shareholder set forth in the Company’s records (the “Exchange Consideration”). Furthermore, at the Closing, each outstanding warrant to purchase the Company’s shares (the “Company Warrants”) held by the Shareholders that are also holders of the Company Warrants (the “Warrant Holder”) set forth in the Company’s records whether vested or unvested shall automatically be cancelled and extinguished and exchanged without any action on the part of the holder thereof into the right to receive a Warrant to purchase such number of shares of the Parent’s Common Stock for each outstanding Company Warrant in the amounts set forth in the Company’s records (the “Parent Warrant”) which Parent Warrant subject to applicable laws, rules and regulations shall be substantially similar to the Company Warrant issued to such holder by the Company (the “Parent’s Warrants”). All such Company Warrants when so exchanged shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Company Warrants shall cease to have any rights with respect thereto, except the right to receive the Parent Warrants as paid in consideration therefor upon the surrender of such instrument evidencing the Company Warrants in accordance with this Agreement.

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1.2.         Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at the offices of Sichenzia Ross Friedman Ference LLP in New York, New York, commencing upon the satisfaction or waiver of all conditions and obligations of the parties to consummate the transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective parties will take at Closing) or such other date and time as the parties may mutually determine (the “Closing Date”).

ARTICLE 2

REPRESENTATIONS OF THE SHAREHOLDERS

Each Shareholder, severally and not jointly and only as to itself, represents and warrants to the Parent, as follows:

2.1         Good Title. The Shareholder is the record and beneficial owner, and has good and marketable title to its Shares being exchanged by such Shareholder pursuant to this Agreement, with the right and authority to sell and deliver such Shares to Parent as provided herein. Upon registering of the Parent as the new owner of such Shares in the share register of the Company, the Parent will receive good title to such Shares, free and clear of all Liens.

2.2         Power and Authority. All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken. The obligations of the Shareholder under this Agreement constitute legal, valid and binding obligations of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

2.3         No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any Governmental Entity under any Laws; (ii) will not violate any Laws applicable to such Shareholder; and (iii) will not violate or breach any contractual obligation to which such Shareholder is a party.

2.4         No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the transactions contemplated under this Agreement that the Company or the Parent will be responsible for.

2.5         Purchase Entirely for Own Account. The Parent Common Stock proposed to be acquired by the Shareholder hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Parent Common Stock, except in compliance with applicable securities laws.

2.6         Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent. The foregoing, however, does not limit or modify the representations and warranties of the Company and the Parent in Articles 3 and 4 of this Agreement, respectively, or the right of the Shareholder to rely thereon.

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2.7         Non-Registration. The Shareholder understands that the Parent Common Stock has not been registered under the Securities Act of 1933, as amended and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Parent Common Stock and/or the Parent Warrants in accordance with the Parent charter documents or the laws of its jurisdiction of incorporation.

2.8         Restricted Securities. The Shareholder understands that the Parent Common Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Parent Common Stock would be acquired in a transaction not involving a public offering. The Shareholder further acknowledges that if the Parent Common Stock is issued to the Shareholder in accordance with the provisions of this Agreement, such Parent Common Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom.

2.9         Legends. The Shareholder understands that the Parent Common Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

2.10       Accredited Investor. Except as set forth on the signature page to this Agreement, the Shareholder or Warrant Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that, except as set forth in the disclosure schedules delivered by the Company to Parent (the “Company Disclosure Schedule”) which have been provided to Parent prior to the date hereof.

3.1.         Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the Laws of the State of Israel and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

3.2.         Subsidiaries. Except as set forth on Schedule 3.2, the Company does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

3.3.         Capital Structure of the Company. As of the date of this Agreement, the number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of capital stock reserved for issuance under the Company’s various option and incentive plans is specified on Schedule 3.3. Except as set forth in Schedule 3.3, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 3.3, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Schedule 3.3, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except on Schedule 3.3, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. Except as set forth on Schedule 3.3, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

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3.4.         Corporate Authority; Noncontravention. The Company has all requisite corporate and other power and authority to enter into this Agreement and to consummate the Transactions, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the Transactions and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of the Company under, (i) the Certificate of Incorporation, Bylaws or other organizational or charter documents of the Company (the “Company Charter Documents”), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to the Company, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the Transactions.

3.5.        Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

3.6.        Financial Statements.

(a)         The Company has provided Parent a copy of the audited consolidated financial statements of the Company for the period ended December 31, 2013 (the “Company Financial Statements”). The Company Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature, as of the dates indicated.

(b)         Since December 31, 2013 (the “Company Balance Sheet Date”), there has been no Material Adverse Effect with respect to the Company.

(c)         Except as set forth on Schedule 3.6, since the Company Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

3.7.         Absence of Certain Changes or Events. Except as set forth on Schedule 3.7, since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

(a)         Material Adverse Effect with respect to the Company;

(b)         event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 5.1 without prior consent of Parent;

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(c)         condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the Transactions;

(d)         incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e)         creation or other incurrence by the Company of any Lien on any asset other than in the ordinary course consistent with past practices;

(f)         labor dispute, other than routine, individual grievances, or, to the Knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(g)         payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(h)         material write-offs or write-downs of any Assets of the Company;

(i)         damage, destruction or loss having, or reasonably expected to have, a Material Adverse Effect on the Company;

(j)         other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to the Company;

(k)         transaction or commitment made, or any Contract or agreement entered into, by the Company relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Company or any Contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement; or

(l)         agreement or commitment to do any of the foregoing.

3.8.        Certain Fees. Except as set forth on Schedule 3.8, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

3.9.        Litigation; Labor Matters; Compliance with Laws.

(a)         There is no suit, action or proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the Transactions, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

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(b)         The Company is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Company.

(c)         The conduct of the business of the Company complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto, except as would not have a Material Adverse Effect with respect to the Company.

3.10.      Benefit Plans. The Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company, other than as required by Israeli law. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, employee stock option or stock purchase plan, severance pay, termination, salary continuation, or employee assistance plan.

3.11.      Tax Returns and Tax Payments.

(a)         The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Except as set forth on Schedule 3.11, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company did not, as of the Company Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Company Balance Sheet Date, neither the Company nor any of its subsidiaries has incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Company and its subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

(b)         No material claim for unpaid Taxes has been made or become a Lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(c)         As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

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3.12.      Environmental Matters. The Company is in compliance with all Environmental Laws in all material respects. The Company has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations which, if determined adversely to the Company, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on the Company, and is in compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company. The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on the Company. There are no past, pending or threatened claims under Environmental Laws against the Company and Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws.

3.13.      Material Agreements.

(a)         Schedule 3.13 lists the following contracts and other agreements (“Material Agreements”) to which the Company is a party: (i) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $25,000; (ii) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $25,000, or under which a security interest has been imposed on any of its Assets, tangible or intangible; (iv) any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers, directors and managers or any of the Company’s employees; (v) any employment or independent contractor agreement providing annual compensation in excess of $25,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days’ notice; (vi) any agreement with any current or former officer, director, shareholder, members, manager or affiliate of the Company; (vii) any agreements relating to the acquisition (by merger, purchase of units or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other person; (viii) any agreements for the sale of any of the Assets of the Company, other than in the ordinary course of business; (ix) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (x) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and (xi) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Company.

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(b)         The Company has made available to Parent either an original or a correct and complete copy of each written Material Agreement. Except as set forth on Schedule 3.13, with respect to each Material Agreement to which the Company is a party thereto: (i) the agreement is the legal, valid, binding, enforceable obligation of the Company and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (ii) (A) the Company is not in material breach or default thereof and (B) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; and (iii) the Company has not repudiated any material provision of the agreement.

3.14.      Material Contract Defaults. The Company is not, or has not received any notice or has any Knowledge that any other party is, in Material Contract Default under any Company Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default. For purposes of this Agreement, a “Company Material Contract” means any Contract that is effective as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, or (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000, including guarantees of such indebtedness.

3.15.      Accounts Receivable. All of the accounts receivable of the Company that are reflected on the Company Financial Statements or the accounting records of the Company as of the Closing (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

3.16.      Reserved.

3.17.      Intellectual Property.

(i)         As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology. For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

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(ii)        Schedule 3.17 sets forth a list and description of the Intellectual Property required for the Company to operate, or used or held for use by the Company, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Company and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Company and (c) any Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

(iii)       The Company is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Company in Schedule 3.17 (and any other Intellectual Property required to be listed in Schedule 3.17) as the same are used, sold, licensed and otherwise commercially exploited by the Company, free and clear of all Liens, security interests, encumbrances or any other obligations to others (other than obligations under the license agreements pursuant to which such Intellectual Property is licensed to the Company), and no such Intellectual Property has been abandoned. The Intellectual Property owned by the Company and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable the Company to conduct its business in the manner in which such business is currently being conducted. The Intellectual Property owned by the Company and its rights in and to such Intellectual Property are valid and enforceable.

(iv)        The Company has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company of any infringement, misappropriation, or violation by the Company of any rights of any third party with respect to any Intellectual Property, and the Company is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Company. The Company does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Company, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

(v)         To the Company's Knowledge, the Company has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Company is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the Transactions.

(vi)        The Company has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation).

(vii)       The consummation of the Transactions will not adversely affect the right of the Company to own or use any Intellectual Property owned, used or held for use by it.

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(viii)     RESERVED.

3.18.      Board Recommendation. The Board of Directors of the Company has determined that the terms of the Transactions are fair to and in the best interests of the shareholders of the Company.

3.19.      Undisclosed Liabilities. The Company has no liabilities or monetary obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for such liabilities or obligations reflected or reserved against in the Company Financial Statements, incurred in the ordinary course of business after the Company Balance Sheet Date, or disclosed in Schedule 3.19.

3.20.      No Registration of Securities. The Company understands and acknowledges that except as set forth in this Agreement, the offering, exchange and issuance of Exchange Consideration pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering, sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and that Parent’s reliance upon such exemption is predicated in part upon the Company’s and the Shareholders’ representations herein and upon the representations contained in the Stockholder Representation Letters, the form of which is attached as Exhibit D to this Agreement.

3.21.      Parent Information. The Company acknowledges that it has had access to the documents filed by Parent under the Exchange Act, since the end of its most recently completed fiscal year to the date hereof, and has carefully reviewed the same (“Exchange Act Documents”). The Company further acknowledges that Parent has made available to it the opportunity to ask questions of and receive answers from Parent’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of Parent, and the Company has received to its satisfaction, such information about the business and financial condition of Parent and the terms and conditions of the Agreement as it has requested. The Company has carefully considered the potential risks relating to Parent and investing in the Exchange Consideration, and fully understands that such securities are speculative investments, which involve a high degree of risk of loss of the Company and its stockholders’ entire investment. Among others, the Company has carefully considered each of the risks identified under the caption “Risk Factors” in the Exchange Act Documents, which are incorporated herein by reference.

3.22.      Full Disclosure. All of the representations and warranties made by the Company in this Agreement, including the Company Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by the Company at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Parent or its representatives by or on behalf of any of the Company or its Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company, the Shareholders (including in their capacity as Warrant Holders) that, except as set forth in Parent Disclosure Schedule:

4.1.         Organization, Standing, Corporate Power and Quotation of Common Stock. Parent and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Parent and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Parent. Parent has taken all steps required to qualify shares of common stock of Parent, par value $0.001 (“Parent Common Stock”), to become quoted on the OTCBB under the corporate name and symbol described in Section 8.3(i), including filing of Form 211, establishment of DTC eligibility and submission of all materials required by the OTC Bulletin Board for such quotation. If the Parent has no Subsidiaries, all other references to the Subsidiaries or any of them in this Agreement, shall be disregarded.

4.2.         Subsidiaries. The Subsidiaries of the Parent, and the authorized and outstanding capital stock of each are set forth on Schedule 4.2. All of the outstanding capital stock of the Parent’s Subsidiaries are owned by Parent free and clear of all Liens. Other than as set forth on Schedule 4.2, Parent does not own directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

4.3.         Capital Structure of Parent

Immediately prior to the issuance of the Exchange Consideration at Closing, the authorized capital stock of Parent will consist of 200,000,000 shares of Parent Common Stock, $0.001 par value, of which no more than 5,000,000 shares of Parent Common Stock will be issued and outstanding, 10,000,000 shares of Parent Preferred Stock, of which no shares will be issued and outstanding, and no shares of Parent Common Stock or Parent Preferred Stock will be issuable upon the exercise of outstanding warrants, convertible notes, options or otherwise (except as described below). All outstanding shares of capital stock of Parent and its Subsidiaries are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal Laws concerning the issuance of securities. Except for the Parent Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote). Other than warrants to purchase up to 2,000,000 shares of Parent’s Common Stock, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any of its Subsidiaries. There are no agreements or arrangements pursuant to which the Parent is or could be required to register shares of Parent Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any security holders of the Parent with respect to securities of the Parent other than with respect to the Registration Rights Agreement.

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4.4.        Corporate Authority; Noncontravention. Parent has all requisite corporate and other power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and when delivered by Parent, shall constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of Parent under, (i) the Certificate of Incorporation, Bylaws, or other charter documents of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to Parent, its properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to Parent, its properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Parent or could not prevent, hinder or materially delay the ability of Parent to consummate the Transactions.

4.5.        Government Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent, or the consummation by Parent of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act.

4.6.        SEC Documents; Undisclosed Liabilities; Financial Statements.

(a)         Parent has filed with the Securities and Exchange Commission (the “SEC”) all reports, schedules, forms, statements and other documents as required under the Exchange Act and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in such Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent’s independent accountants). Except as set forth in the Parent SEC Documents, at the date of the most recent financial statements of Parent included in the Parent SEC Documents, Parent has not incurred any liabilities or monetary obligations of any nature (whether accrued, absolute, contingent or otherwise), which, individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

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(b)         Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as set forth in this Agreement, since March 31, 2014 (the “Parent Balance Sheet Date”), there has been no Material Adverse Effect with respect to Parent.

(c)         Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as provided in this Agreement, since the Parent Balance Sheet Date, Parent has not issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of Parent and, has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of Parent or has incurred or agreed to incur any indebtedness for borrowed money.

4.7.        Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed prior to the date hereof or as set forth on Schedule 4.7, since the Parent Balance Sheet Date, Parent has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

(a)         Material Adverse Effect with respect to Parent;

(b)         event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 6.1 without prior consent of the Company;

(c)         condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the Transactions;

(d)         incurrence, assumption or guarantee by Parent of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

(e)         creation or other incurrence by Parent of any Lien on any asset other than in the ordinary course consistent with past practices;

(f)         labor dispute, other than routine, individual grievances, or, to the Knowledge of Parent, any activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

(g)         payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

(h)         material write-offs or write-downs of any Assets of Parent;

(i)         damage, destruction or loss having, or reasonably expected to have, a Material Adverse Effect on Parent;

(j)         other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Effect with respect to Parent;

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(k)         transaction or commitment made, or any Contract or agreement entered into, by the Parent relating to its Assets or business (including the acquisition or disposition of any Assets) or any relinquishment by the Parent or any Contract or other right, in either case, material to the Parent, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated in this Agreement; or

(l)         agreement or commitment to do any of the foregoing.

4.8.        Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Parent to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Transactions.

4.9.        Litigation; Labor Matters; Compliance with Laws.

(a)         There is no suit, action or proceeding or investigation pending or, to the Knowledge of Parent, threatened against or affecting Parent or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent, hinder or materially delay the ability of Parent to consummate the Transactions, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against Parent having, or which, insofar as reasonably could be foreseen by Parent, in the future could have, any such effect.

(b)         Parent is not a party to, or bound by, any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its Knowledge, threatened, any of which could have a Material Adverse Effect with respect to Parent.

(c)         The conduct of the business of Parent complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto.

4.10.      Benefit Plans

. Parent is not a party to any Benefit Plan under which Parent currently has an obligation to provide benefits to any current or former employee, officer or director of Parent.

4.11.      Tax Returns and Tax Payments.

(a)         Parent and each of its Subsidiaries has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by Parent and each of its Subsidiaries has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Neither Parent nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to Parent or any of its Subsidiaries by a taxing authority in a jurisdiction where Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of Parent did not, as of the Parent Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the Parent Balance Sheet Date, Parent has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of Parent and its Subsidiaries will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of Parent.

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(b)         No material claim for unpaid Taxes has been made or become a Lien against the property of Parent or any of its Subsidiaries or is being asserted against Parent or any of its Subsidiaries, no audit of any Tax Return of Parent or any of its Subsidiaries is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent or any of its Subsidiaries and is currently in effect. Parent has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

4.12.      Environmental Matters. Parent and each of its Subsidiaries is in compliance with all requisite Environmental Laws in all material respects. Neither Parent nor any of its Subsidiaries has received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations, which, if determined adversely to Parent or any of its Subsidiaries, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Parent and each its Subsidiaries holds all Permits and authorizations required under applicable Environmental Laws, unless the failure to hold such Permits and authorizations would not have a Material Adverse Effect on Parent, and is compliance with all terms, conditions and provisions of all such Permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Parent or any of its Subsidiaries or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has any liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a Material Adverse Effect on Parent or any of its Subsidiaries. There are no past, pending or threatened claims under Environmental Laws against Parent or any of its Subsidiaries and neither Parent nor any of its Subsidiaries is aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Parent or any of its Subsidiaries pursuant to Environmental Laws.

4.13.      Material Contract Defaults. The Annual Report on Form 10-K for the Parent for the year ended December 31, 2013 lists the Parent’s Material Contracts. Parent is not, or has not received any notice or has any Knowledge that any other party is, in Material Contract Default under any Parent Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Material Contract Default. For purposes of this Agreement, a “Parent Material Contract” means any Contract that is effective as of the Closing Date to which the Parent is a party (i) with expected receipts or expenditures in excess of $5,000, (ii) requiring the Parent to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $5,000, including guarantees of such indebtedness, or under which a security interest has been imposed on any of its Assets, tangible or intangible; (v) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases; (vi) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (vii) any profit sharing, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers, directors and managers or any of the Parent’s employees; (viii) any employment or independent contractor agreement providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days’ notice; (ix) any agreement with any current or former officer, director, shareholder, members, manager or affiliate of the Parent; (x) any agreements relating to the acquisition (by merger, purchase of units or assets or otherwise) by the Parent of any operating business or material assets or the capital stock of any other person; (xi) any agreements for the sale of any of the Assets of the Parent, other than in the ordinary course of business; (xii) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Parent; (xiii) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $5,000); and (xiv) any other agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Parent.

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4.14.      Accounts Receivable. All of the accounts receivable of Parent that are reflected in the Parent SEC Documents or the accounting records of Parent as of the Closing (collectively, the “Parent Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Parent Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

4.15.      Properties. Parent and each its Subsidiaries has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible Assets reflected in the latest balance sheet as being owned by Parent or acquired after the date thereof which are, individually or in the aggregate, material to Parent’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Material Liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by Parent or its Subsidiaries are held by them under valid, subsisting and enforceable leases of which Parent and each of its Subsidiaries is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.16.      Intellectual Property. Parent and each of its Subsidiaries owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of Parent’s and its Subsidiaries’ licenses to use Software programs are current and have been paid for the appropriate number of users. To the Knowledge of Parent, none of Parent’s or its Subsidiaries’ Intellectual Property infringe upon the rights of any third party that may give rise to a cause of action or claim against Parent or each of its successors.

4.17.      Board Determination. The Board of Directors of Parent has unanimously determined as of the Closing Date that the terms of the Transactions are fair to and in the best interests of Parent and its stockholders.

4.18.      Due Authorization. Parent represents that the issuance of the Exchange Consideration will be in compliance with the Nevada General Corporation Law and the Certificate of Incorporation and Bylaws of Parent. The Exchange Consideration has been duly and validly authorized and, upon issuance in accordance with this Agreement, will be duly issued, fully paid and nonassessable and free (and not issued or sold in violation) of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, taxes, claims, liens, charges, encumbrances or other restrictions (other than as provided herein and restrictions under federal and applicable state securities laws). The Parent Warrants have been duly and validly authorized and, upon issuance in accordance with this Agreement, will be legal, valid and binding instruments, enforceable in accordance with their terms. The shares of Parent Common Stock issuable upon exercise of the Parent Warrants have been duly and validly authorized and, upon issuance upon exercise of the Parent Warrants and payment of the consideration therefor, will be duly issued, fully paid and nonassessable and free (and not issued or sold in violation) of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and taxes, claims, liens, charges, encumbrances or other restrictions (other than as provided herein and restrictions under federal and applicable state securities laws). Parent agrees that during the period within which the Parent Warrants may be exercised, Parent will at all times have authorized and reserved (as unissued or held in treasury) a sufficient number of shares of Parent Common Stock to provide for the exercise in full of all outstanding Parent Warrants.

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4.19.      Undisclosed Liabilities. Parent has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise).

4.20.      Full Disclosure. All of the representations and warranties made by Parent in this Agreement, including the Parent Disclosure Schedules attached hereto, and all statements set forth in the certificates delivered by Parent at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Parent pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether in written or electronic form, to the Company or its representatives by or on behalf of Parent or their Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 5

COVENANTS OF THE COMPANY

5.1.        Conduct of the Company Business. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, the Company shall not, unless agreed to in writing by Parent:

(a)         engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b)         sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)         fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d)         intentionally permit any Material Adverse Effect to occur with respect to the Company;

(e)         make any material change in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

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(f)         authorize any, or commit or agree to take any of, the foregoing actions.

5.2.        Satisfaction of Conditions Precedent. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8, and the Company will use its commercially reasonable efforts to cause the Transactions to be consummated.

5.3.        No Other Negotiations. As of the date of this Agreement, the Company has not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning an Alternative Acquisition including, without limitation, any agreement or understanding that would require the Company to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall not, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than Parent and its Affiliates involving any Alternative Acquisition, (b) provide information with respect to the Company to any Person, other than Parent and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than Parent and its Affiliates, (c) enter into an agreement with any Person, other than Parent and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent and its Affiliates.

If the Company receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Company, the Company shall promptly notify Parent thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep Parent promptly informed of any developments with respect to same.

5.4.        Access. The Company shall afford to Parent, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Closing Date or the termination of this Agreement to all of the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent, (a) a copy of each report, schedule, and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Parent or its representatives may reasonably request.

5.5.        Notification of Certain Matters. The Company shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to Parent.

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ARTICLE 6

COVENANTS OF THE PARENT

6.1.        Conduct of the Parent Business. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, Parent shall not, unless agreed to in writing by the Company:

(a)         engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b)         sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)         fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d)         intentionally permit any Material Adverse Effect to occur with respect to the Parent;

(e)         make any material change with respect in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f)         authorize any, or commit or agree to take any of, the foregoing actions.

6.2.        Access. Parent shall afford to the Company, and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company, reasonable access during normal business hours during the period prior to the Closing Date or the termination of this Agreement to all of the Parent’s properties, books, contracts, commitments, personnel and records and, during such period, the Parent shall furnish promptly to the Company, (a) a copy of each report, schedule, registration statements and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as the Company or its representatives may reasonably request.

6.3.        Notification of Certain Matters. Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Parent representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the remedies available hereunder to the Company.

6.4.        Director and Officer Appointments. As of the Closing Date, Parent shall have taken all action to cause (a) the persons as set forth on Schedule 6.4 to be appointed Parent’s directors and officers, and (b) the current officers and directors of Parent as set forth on Schedule 6.4 to resign from Parent.

6.5.        Satisfaction of Conditions Precedent. During the term of this Agreement, Parent will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8, and Parent will use its commercially reasonable efforts to cause the Transactions to be consummated.

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6.6         Delivery of Certificates for Exchange Consideration. Within 10 business days of the Closing, the Parent shall deliver or cause to be delivered to the Shareholders (or, as applicable, to the Trustee (as defined in the Israeli Tax Ruling referred to in Section 8.3(n) below), certificates for the Exchange Consideration and to the Warrant Holders (or, as applicable, to the Trustee (as defined in the Israeli Tax Ruling referred to in Section 8.3(n) below), the Parent Warrants.

6.7         No Other Negotiations. As of the date of this Agreement, the Parent has not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning an Alternative Acquisition including, without limitation, any agreement or understanding that would require the Parent to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Parent shall not, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any Alternative Acquisition, (b) provide information with respect to the Parent to any Person, other than Company and its Affiliates, relating to a possible Alternative Acquisition by any Person, other than Company and its Affiliates, (c) enter into an agreement with any Person, other than Company and its Affiliates, providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Company and its Affiliates.

If the Parent receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to the Parent, the Parent shall promptly notify Company thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep Company promptly informed of any developments with respect to same.

ARTICLE 7

COVENANTS OF PARENT AND THE COMPANY

7.1.        Notices of Certain Events. The Company and Parent shall promptly notify each party of:

(a)         any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b)         any notice or other communication from any Governmental Entity in connection with the Transactions; and

(c)         any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 3 or 4 or that relate to the consummation of the Transactions or any other development causing a breach of any representation or warranty made by a party hereunder. Delivery of notice pursuant to this Section 7.1 shall not limit or otherwise affect remedies available to any party hereunder.

7.2.        Public Announcements. No party shall have the right to issue any press release or other public statement with respect to this Agreement or the transactions contemplated herein without the prior written consent of each other party (not to be unreasonably withheld, delayed, denied or conditioned), except as required by Law.

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7.3.        Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing Date. Parent and the Company agree that the Company will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the Transactions or the surrender of the Shares pursuant thereto (collectively, “Transfer Taxes”), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the transactions contemplated under this Agreement, and any penalties or interest with respect to the Transfer Taxes. The Company agrees to cooperate with Parent in the filing of any returns with respect to the Transfer Taxes.

7.4.        Reasonable Efforts. Without derogating from Section 10.16 below, the parties further agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the Transactions, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from Governmental Entities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Transactions or required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Closing Date, (iii) the satisfaction of all conditions precedent to the parties’ obligations hereunder, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement.

7.5.        Fees and Expenses. Each party will be responsible for all of the legal, accounting and other expenses incurred by such party hereto in connection with the Transactions.

7.6.        Regulatory Matters and Approvals. Each of the Shareholders, the Company and the Parent will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 2.3(i), 3.5 and 4.5 above, respectively.

7.7.        Transfer Restrictions.

(a)         The Company realizes that the Exchange Consideration is not registered under the Securities Act, or any foreign or state securities Laws. The Company agrees that the Exchange Consideration will and may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred (collectively, a “Transfer”) except in compliance with the Securities Act, if applicable, and applicable foreign and state securities Laws, and with an opinion of transferor’s counsel or Parent’s counsel to such effect, the substance of which shall be reasonably acceptable to the Parent and Parent’s transfer agent, provided that the Exchange Consideration may be pledged in connection with a bona fide margin account secured by such securities. The Company understands that the Exchange Consideration can only be Transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The Company understands that to Transfer the Exchange Consideration may require in some jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction.

(b)         To enable Parent to enforce the transfer restrictions contained in Section 7.7(a), the Company hereby consents to the placing of legally required legends upon, and stop-transfer orders with the transfer agent of the Common Stock with respect to the Exchange Consideration, including, without limitation, the following:

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THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

7.8.        Current Report. Parent shall file a Current Report on Form 8-K with the SEC within four (4) business days of the Closing Date containing information about the Transactions and pro forma financial statements of Parent and the Company and audited financial statements of the Company as required by Regulation S-K under the Securities Act (the “8-K Report”). The Company agrees to provide any necessary information for preparation of 8-K Report.

ARTICLE 8

CONDITIONS TO CLOSING

8.1.        Condition to Obligation of Each Party to Effect the Transactions. The respective obligations of Parent, each Shareholder and the Company to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a)         No Injunctions. No temporary restraining Order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing or prohibiting the consummation of the Transactions contemplated herein shall be in effect; provided, however, that each of Parent and the Company shall have used its commercially reasonable efforts to prevent the entry of such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions that may be entered.

(b)         Stockholder Representation Letters. Except those Shareholders set forth on the signature page to this Agreement who have indicated that they are not an “accredited investor”, each Shareholder shall have executed and delivered to Parent and Company a stockholder representation letter in substantially the form attached hereto as Exhibit B, and Parent and Company shall be reasonably satisfied that the issuance of Parent Common Stock pursuant to the Transactions is exempt from the registration requirements of the Securities Act.

8.2        Additional Conditions to Obligations of Parent. The obligations of Parent to consummate the Transactions are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

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(a)         Representations and Warranties. The representations and warranties of the Company and each Shareholder contained in this Agreement and in any certificate or other writing delivered to Parent pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and Parent shall have received a certificate to such effect signed by the President and the Chief Executive Officer of the Company.

(b)         Agreements and Covenants. The Company and each Shareholder shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Parent shall have received a certificate to such effect signed by the President and Chief Executive Officer of the Company.

(c)         Certificate of Secretary. The Company shall have delivered to Parent a certificate executed by the Secretary of the Company certifying: (i) resolutions duly adopted by the Board of Directors of the Company authorizing this Agreement and the Transactions; (ii) the Company Charter Documents as in effect immediately prior to the Closing Date, including all amendments thereto; and (iii) the incumbency of the officers of the Company executing this Agreement and all agreements and documents contemplated hereby.

(d)         Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on the Company.

(e)         Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on the Company other than any change that shall result from general economic conditions or conditions generally affecting the industry in which the Company conducts operations.

(f)         Company Financial Statements. Parent shall have received from the Company the Company Financial Statements and pro forma financial statements for the periods and in form and content required to be included in the 8-K Report.

(g)         Delivery of Stock Certificates. Each Shareholder shall have delivered to the Parent (i) certificates representing the Shares, together with a stock power (or other proof of signature reasonably acceptable to the Company’s transfer agent or the Company) for the transfer of the Shares to the Parent or (ii) such other proof of ownership as shall be reasonably acceptable to the Parent;

(h)         Reserved.

(i)         Reserved.

(j)         Shares Lockup. As of the Closing Date, the holders of 15,000,000 Shares (which are exchangeable into Parent Common Stock pursuant to the terms of the Agreement) as set forth on Schedule 8.2(J) shall have entered into a lockup agreement the form of which shall be as set forth in Exhibit C and which shall terminate two years from the Closing Date.

8.3         Additional Conditions to Obligations of the Company and the Shareholders. The obligations of the Company and each Shareholder to consummate the Transactions are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

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(a)         Representations and Warranties. The representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered to the Company pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed by the President and the Chief Executive Officer of Parent.

(b)         Agreements and Covenants. Parent shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the President and Chief Executive Officer of Parent.

(c)         Certificate of Secretary. Parent shall have delivered to the Company a certificate executed by the Secretary of Parent certifying: (i) resolutions duly adopted by the Board of Directors of Parent authorizing this Agreement and the Transactions (including the authorizations described in Section 4.18 above); (ii) the Certificate of Incorporation and Bylaws of Parent as in effect immediately prior to the Closing Date, including all amendments thereto; and (iii) the incumbency of the officers of Parent executing this Agreement and all agreements and documents contemplated hereby.

(d)         Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by Parent for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Parent, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on Parent.

(e)         Absence of Material Adverse Effect. Since the date of the this Agreement, there shall not have been any Material Adverse Effect on Parent, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which Parent conducts operations.

(f)         Transactions Capitalization and Parent Common Stock Lockup. As of the Closing Date, the authorized capital stock of Parent shall consist of 200,000,000 shares of Parent Common Stock of which there will be no more than 5,000,000 issued and outstanding shares of Parent Common Stock, and there shall not be more than outstanding warrants to purchase up to 2,000,000 shares of the Parent’s Common Stock. The holders of 3,000,000 shares of the Parent Common Stock set forth on Schedule 8.3 (f) attached hereto shall have entered into a lockup agreement the form which is set forth in Exhibit D and which shall terminate one year from the Closing Date. At the Closing Date, Parent shall also have 10,000,000 shares of Parent Preferred Stock authorized, of which no shares shall be issued and outstanding.

(g)         Officers and Directors. Parent shall have delivered to the Company, in evidence of appointment of those new directors and officers as further described in Section 6.4. Parent shall also have delivered to the Company a letter of resignation executed by each Parent officer and director further described in Section 6.4 to be effective upon the Closing Date.

(h)         No Liabilities. As of the Closing Date, Parent shall have no actual or contingent liabilities, and Parent will have no other obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) (including, without limitation, any Contracts), except for its obligations incurred under this Agreement, the Transaction Documents, the issuance of a warrant to purchase up to 2,000,000 shares of Parent’s Common Stock as contemplated by Section 4.3 and up to a maximum of $30,000 for legal and accounting expenses incurred in connection with the Transactions.

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(i)         Common Stock. As of the Closing Date, the Parent Common Stock shall be eligible for clearance through the book-entry system of The Depository Trust Corporation and Parent will have filed all materials and fulfilled all requirements for the Parent Common Stock to be quoted on the OTCBB under the name “Cell Source Inc.” under the symbol “CELL” or such other symbol that is acceptable to the Company.

(j)         Exchange Act Reporting. Parent will have made all required filings with the SEC under the Exchange Act, and such filings will have complied in all material respects with applicable requirements under the Exchange Act.

(k)         Registration Rights Agreement. As of the Closing Date, the Parent acknowledges and assumes the obligations of the Company set forth in the Registration Rights Agreement(s) between the Company and the Investors (the “Registration Rights Agreement”) who are party thereto, a form of which is attached hereto as Exhibit E to this Agreement.

(l)         Amendment to Certificate of Incorporation. The Parent will have filed an amendment to its Certificate of Incorporation (or an Amended and Restated Certificate of Incorporation) with the Secretary of State of Nevada in a form acceptable to the Company (the “Amended Certificate of Incorporation”). Without limiting the generality of the foregoing, the Amended Certificate of Incorporation will effectuate a change in the name of Parent to “Cell Source Inc.”

(m)         Additional Deliveries. Parent will have delivered to the Company, on or prior to the Closing Date, (i) such pay-off letters and releases relating to liabilities as the Company may reasonably request to confirm that Parent has no liabilities, (ii) a good standing certificates for Parent from the State of Nevada, dated within 5 days of the Closing Date, and (iii) such other documents as the Company may reasonably request, including an opinion of counsel to the Parent.

(n)         Israeli Tax Ruling. The ruling of the Israeli Tax Authority, dated June 1, 2014, with respect to the merger by way of share exchange, pursuant to Section 103(k) of the Israeli Tax Ordinance, as amended, between the Company and the Parent (the "Israeli Tax Ruling") shall be in full force and effect and, notwithstanding anything to the contrary in this Agreement, all issuances of Parent Common Stock and Parent Warrants to Shareholders (other than such Shareholders who are not subject to taxation in Israel, as defined in the Israeli Tax Ruling) shall have been made to the Trustee (as defined in the Israeli Tax Ruling) in accordance with the Tax Ruling.

ARTICLE 9

TERMINATION

9.1.        Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)         by mutual written agreement of the Company and Parent duly authorized by the Boards of Directors of the Company and Parent;

(b)         by either the Company or Parent, if the other party (which, in the case of Company, shall mean Company or any Shareholder) has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on such other party or would prevent or materially delay the consummation of the Transactions;

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(c)         by any party, if all the conditions to the obligations of such party for Closing the Transactions shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party; or

(d)         by any party, if a permanent injunction or other Order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Transactions shall have been issued and shall have become final and nonappealable;

As used herein, the “Final Date” shall be July 2, 2014.

9.2.        Notice of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon by the delivery of written notice of the terminating party to the other parties hereto specifying with reasonable particularity the reason for such termination.

9.3.        Effect of Termination. In the case of any termination of this Agreement as provided in this Section 9, this Agreement shall be of no further force and effect and nothing herein shall relieve any party from liability for any breach of this Agreement.

ARTICLE 10

GENERAL PROVISIONS

10.1.      Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying not later than two day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses or facsimile numbers specified below (or at such other address or facsimile number for a party as shall be designated by ten days advance written notice to the other parties hereto):

(a)          If to Parent:

Ticket To See, Inc.

2620 Regatta Drive, Suite 102

Las Vegas, NV 89128

Fax:

(b)          If to the Company or any Shareholder:

Cell Source, Ltd.

65 Yigal Alon Street, 23rd Floor

Tel Aviv 67433

Fax: +972 3 562-800

with a copy to (which shall not constitute notice):

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Attn: Gregory Siechenzia, Esq.

Fax: (212) 930-9725

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The Company hereby undertakes to forward immediately (by the means set forth in Section 10.1(a), (b), (c) or (d) above) to any Shareholder any notice provided to it by the Parent to such Shareholder in accordance with this Section 10.1 to the address of such Shareholder as appears on the Company's shareholder register, provided that any such delivery by the Parent to such Shareholder shall be deemed effective on the day that is twice the number of days (or business days, as applicable) set forth in Section 10.1(b), (c) or (d) above.

10.2.      Amendment. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of the Company and the Parent.

10.3.      Waiver. At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

10.4.      Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.5.      Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.6.      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

10.7.      Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule together with the Transaction Documents and the exhibits and schedules attached hereto and thereto and the certificates referenced herein) constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

10.8.      Assignment. No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

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10.9.      Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns and respective successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

10.10.   Governing Law. This Agreement will be governed by, and construed and enforced in accordance with the Laws of the State of New York as applied to Contracts that are executed and performed in New York, without regard to the principles of conflicts of Law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the Transactions and any other Transaction Documents shall be commenced exclusively in the state and federal courts sitting in the County of New York.

10.11.   Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

10.12.   Attorneys’ Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

10.13.   Representation. Each party to this Agreement, severally, and not jointly and only as to itself, represents that it: (a) has been represented in connection with the negotiation and preparation of this Agreement by counsel of that party’s choosing; (b) has authority to enter into and sign the Agreement; and (c) enters into and signs the same by its own free will.

10.14.   Interpretation. For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to a “party” or “parties” shall mean Parent, the Company and/or Shareholders, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule and the Parent Disclosure Schedule.

10.15    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Shareholder, Parent and the Company will be entitled to specific performance under this Agreement. Each of the parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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10.16    Independent Nature of Each Shareholder's Obligations and Rights. The obligations of each Shareholder under this Agreement are several and not joint with the obligations of any other Shareholder (or, for the avoidance of doubt, with the obligations of the Company or the Parent under this Agreement), and each Shareholder shall not be responsible in any way for the performance of the obligations of any other Shareholder party to this Agreement (or, for the avoidance of doubt, the performance of the obligations of the Company or the Parent under this Agreement). Nothing contained herein and no Shareholder action taken by any Shareholder pursuant hereto, shall be deemed to constitute such Shareholder as a party to or member of a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that any Shareholder is in any way acting in concert or as a group with any of the other parties hereto with respect to such obligations or the transactions contemplated by this Agreement. No party is in any way whatsoever authorized to bind any other party hereto. Each Shareholder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the parties has executed or caused this Share Exchange Agreement to be executed as of the date first written above.

Parent:

TICKET TO SEE, INC., a Nevada corporation

By:
Name:
Title:

Company:

CELL SOURCE, LTD., an Israeli corporation

By:
Name:
Title:

Shareholder:

Name:

Accredited Investor ☐yes ☐no

Shareholder:

Name:

Accredited Investor ☐yes ☐no

Shareholder:

Name:

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Accredited Investor ☐yes ☐no

Shareholder:

Name:

Accredited Investor ☐yes ☐no

Shareholder:

Name:

Accredited Investor ☐yes ☐no

Shareholder:

Name:

Accredited Investor ☐yes ☐no

Shareholder:

Name:

Accredited Investor ☐yes ☐no

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EXHIBIT A

CERTAIN DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

“Accounts Receivable” shall have the meaning set forth in Section 3.15 of the Agreement.

“Affiliate(s)” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Alternative Acquisition” means any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of the Company or the Parent (as applicable) which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Transactions, including a firm proposal to make such an acquisition.

“Agreement” shall have the meaning set forth in the Preamble.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Benefit Plans” shall have the meaning set forth in Section 3.10 of the Agreement.

“Closing” shall have the meaning set forth in Section 1.2 of the Agreement.

“Closing Date” shall have the meaning set forth in Section 1.2 of the Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Balance Sheet Date” shall have the meaning set forth in Section 3.6(b) of the Agreement.

“Company Disclosure Schedule” shall have the meaning set forth in the opening paragraph of Article 3 of the Agreement.

“Company Financial Statements” shall have the meaning set forth in Section 3.6(a) of the Agreement.

“Company Material Contract” shall have the meaning set forth in Section 3.14 of the Agreement.

“Company Stock” means the total outstanding capital stock of the Company as of the Closing Date.

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“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person’s capital stock, Assets or business.

“Copyrights” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Default” means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract, Order or Permit.

“Electronic Delivery” shall have the meaning set forth in Section 10.11 of the Agreement.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, Permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other Hazardous Material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other Hazardous Material or wastes or the clean-up or other remediation thereof.

“Exchange Act” has the meaning set forth in Section 3.5 of the Agreement.

“Exchange Act Documents” has the meaning set forth in Section 3.21 of the Agreement.

“Exchange Consideration” shall have the meaning as set forth in Section 1.1 of the Agreement.

“Final Date” shall have the meaning set forth in Section 9.1 of the Agreement.

“FINRA” means Financial Industry Regulatory Authority, Inc. .

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

“Intellectual Property” shall have the meaning as set forth in Section 3.17(i) of the Agreement.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

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“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Marks” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Agreement” shall have the meaning set forth in Section 3.13 of the Agreement.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person and its Subsidiaries taken as a whole; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in United States generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Material Contract Default” means a default under any Material Agreement which would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages in excess of $50,000 (either individually or in the aggregate with all other such claims under that Material Agreement) or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such Material Agreement.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Entity.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Accounts Receivable” shall have the meaning set forth in Section 4.14 of the Agreement.

“Parent Balance Sheet Date” shall have the meaning set forth in Section 4.6(b) of the Agreement.

“Parent Common Stock” shall have the meaning set forth in Section 4.1 of the Agreement.

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“Parent Disclosure Schedule” shall mean the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs corresponding to the numbered and lettered paragraphs contained in the Agreement.

“Parent Material Contract” shall have the meaning set forth in Section 4.13 of the Agreement.

“Parent SEC Documents” shall have the meaning set forth in Section 4.6(a) of the Agreement.

“Patents” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

“SEC” shall have the meaning set forth in Section 4.6(a) of the Agreement.

“Securities Act” shall have the meaning set forth in Section 3.3 of the Agreement.

“Share” or “Shares” shall have the meaning set forth in the Recitals of the Agreement.

“Shareholders” shall have the meaning set forth in the Preamble.

“Software” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Tax” or “Taxes” shall have the meaning set forth in Section 3.11(c) of the Agreement.

“Tax Return” shall have the meaning set forth in Section 3.11(c) of the Agreement.

“Technology” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Trade Secrets” shall have the meaning set forth in Section 3.17(i) of the Agreement.

“Transaction Documents” means the Agreement, and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

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“Transactions” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Transfer” shall have the meaning as set forth in Section 7.7(a) of the Agreement.

“Transfer Taxes” shall have the meaning as set forth in Section 7.3 of the Agreement.

“8-K Report” shall have the meaning as set forth in Section 7.8 of the Agreement.

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______, 2014

Cell Source, Ltd.

65 Yigal Alon Street, 23rd Floor

Tel Aviv 67433 Israel

Stockholder Representation Letter

Ladies and Gentlemen:

Pursuant to the Exchange Agreement (the “Agreement”) dated as of _______, 2014 (the “Agreement Date”), the undersigned (the “Stockholder”) expects to receive from Ticket to See, Inc. ., a Nevada corporation (“Parent”), shares of Parent Common Stock (the “Securities”) in exchange for the Stockholder’s ownership of capital stock of Cell Source, Ltd., an Israeli corporation (the “Company”). Capitalized terms used herein but not defined will have the meanings ascribed to them in the Agreement. Stockholder whose signature appears below, represents and warrants to Parent that, as of the date first written above and as of the Closing Date, the statements contained in this Representation Letter are, and will be, correct and complete:

1.	REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

1.1.         “Accredited” Investor. The distribution of the Securities to the Stockholder at the Closing is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”). Unless Stockholder checks the “no” box on the signature page hereof indicating that Stockholder is not an Accredited Investor, Stockholder represents and warrants that Stockholder falls within one of the following definitions of Accredited Investor:

(Please initial the category that applies)

_______	(a)	Stockholder is a natural person whose individual net worth, or joint net worth with spouse, exceeds US$1,000,000 (including homes (excluding value of your primary residence), home furnishings and automobiles).

Explanation. In calculating net worth, you include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than a mortgage or other debt secured by your primary residence).

In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability should also be deducted from your net worth. Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

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_______	(b)	Stockholder is a natural person who had an individual income in excess of US$200,000 in each of the last two years or joint income with spouse in excess of US$300,000 in each of those years and reasonably expects to reach the same income level in the current year.

_______	(c)	Stockholder is either a director or executive officer of Parent.

_______	(d)	Stockholder is a corporation or other entity with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities.

_______	(e)	Stockholder is an entity, all of the equity owners of which are as specified in (a) or (b) above.

[Signature Page Follows]

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STOCKHOLDER

Name (Please Type or Print)

Title (Please Type or Print) (if applicable)

Street Address

City, State, Zip Code

Country

Social Security Number
(or tax I.D. Number, if an entity)

Accredited Investor:

(Please Check One of the Following Boxes)

☐ Yes ☐ No

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Exhibit C

Company Shares Lockup

COMPANY SHARES LOCKUP AGREEMENT

[__], 2014

Ladies and Gentlemen:

The undersigned is a beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock (each, a “Company Security”) of Ticket to See, a Nevada corporation (the “Company”). This Lock-Up Agreement is being executed pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”) between the Company, Cell Source, Ltd. (“Cell Source”) and the shareholders of Cell Source, Ltd. set forth on Exhibit A to the Share Exchange Agreement.

1.           Lockup. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, that, during the period beginning on the date hereof and ending at 9:00 a.m. New York City time, on the two year anniversary of the date hereof (the “Lockup Period”), the undersigned will not directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Company Security, beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired pursuant to the exercise or conversion of a Company Security or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Company Security, whether or not any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Company Security, provided that all officers and directors of the Company and the following shareholders are subject to the same two-year restriction in their respective lock-up agreements with the Company (such agreements, the “Other Lock-Up Agreements”): Yitzhak Mordechai (Isaac) Braun, Israel I.D. number 051824605, Sa’ar Ya’akov Yehuda Dickman, Israel I.D. number 028868909, Itamar Shimrat, Israel I.D. number 055921696, Yoram Nathan Drucker, Israel I.D. number 059795252, Eyal Flom, Israel I.D. number 059795252 and those unlimited liability corporations comprising the Investor, as defined in the Investment Agreement, dated October 2, 2011, between Cell Source and the Investor.

The Company agrees that any discretionary waiver or termination of the restrictions of any of the Other Lock-Up Agreements shall apply pro rata to this Lock-Up Agreement based on the number of Company Securities covered by such Other Lock-Up Agreement.

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2.           Permitted Transfer. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any Company Security: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (iv) to the Weizmann Institute of Science (the “Institute”), Weizmann Global Endowment Fund, L.P., and any scientist or employee of the Institute provided that such transferee agrees in writing to be bound by the restrictions set forth herein, or (v) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a reorganization, recapitalization, reclassification, consolidation or merger or a qualified domestic order, provided that prior to such transfer the transferee (if other than any of the undersigned) executes an agreement stating that the transferee is receiving and holding any Company Security subject to the provisions of this Letter Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

3.           Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4.           Miscellaneous. This Letter Agreement will become a binding agreement among the undersigned as of the date hereof. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of the Company and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

[SIGNATURE PAGES FOLLOW]

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Exhibit D

Parent Common Stock Lockup

PARENT COMMON STOCK LOCKUP AGREEMENT

[__], 2014

Ladies and Gentlemen:

The undersigned is a beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock (each, a “Company Security”) of Ticket to See, a Nevada corporation (the “Company”). This Lock-Up Agreement is being executed pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”) between the Company, Cell Source, Ltd. and the shareholders of Cell Source, Ltd. set forth on Exhibit A to the Share Exchange Agreement.

1.           Lockup. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, that, during the period beginning on the date hereof and ending on the one year anniversary of the date hereof (the “Lockup Period”), the undersigned will not directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Company Security, beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Company Security, whether or not any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Company Security.

2.           Permitted Transfer. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any Company Security: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Company Security subject to the provisions of this Letter Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

3.           Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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4.           Miscellaneous. This Letter Agreement will become a binding agreement among the undersigned as of the date hereof. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of the Company and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

[SIGNATURE PAGES FOLLOW]

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Exhibit E

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of [insert], 201_, (the “Effective Date”) between Cell Source, Ltd., an Israeli corporation (the “Company”), and the persons who have executed the signature page(s) hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

WHEREAS, the Company is obligated to enter, subject to the sale of the Maximum Offering Amount, the Acquisition pursuant to which Cell Source will become a wholly-owned subsidiary of a publicly traded company (the “Pubco” and, as context may require, when referring to Pubco after the consummation of the Acquisition, the “Company”);

WHEREAS, prior to the Acquisition and to provide the capital required by the Company for working capital and other purposes, the Company has offered in compliance with Rule 506 of Regulation D of the Securities Act (as defined herein), to investors in a private placement transaction (the “PPO”), units (“Units”) of its securities, each Unit consisting of one share of Ordinary Shares (the “Investor Shares”) and Ordinary Shares purchase warrants (the “Investor Warrants”) to purchase one Ordinary Share at an exercise price of $0.75;

WHEREAS, in connection with the Acquisition and the PPO, the Company agrees to provide certain registration rights related to the Investor Shares and the shares of Ordinary Shares issuable upon exercise of the Investor Warrants, on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1.         Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Approved Market” means the Over-the-Counter Bulletin Board, the OTC Markets, the

Nasdaq Stock Market, the New York Stock Exchange or the NYSE MKT.

“Acquisition” has the same meaning as defined in the Subscription Agreement.

“Blackout Period” means, with respect to a registration, a period, in each case commencing on the day immediately after the Company notifies the Purchasers that they are required, because of the occurrence of an event of the kind described in Section 4(f) hereof, to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such Registration Statement, if any, would be seriously detrimental to the Company and its stockholders and ending on the earlier of (1) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume.

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“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the Commission is required or authorized to close.

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Ordinary Shares” means the Ordinary Shares, each of nominal value of NIS 0.01, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Ordinary Shares by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation, including the Acquisition.

“Effective Date” has the meaning given it in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Holder” means each Purchaser or any of such Purchaser’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Purchaser or from any Permitted Assignee.

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Investor Shares” has the meaning given it in the recitals of this Agreement. “Investor Warrants” has the meaning given it in the recitals of this Agreement.

“Majority Holders” means at any time Holders representing a majority of the Investor Shares and the Investor Warrants.

“Maximum Offering Amount” has the same meaning as defined in the Subscription Agreement.

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“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) an entity that is controlled by, controls, or is under common control with a transferor, or (f) a party to this Agreement.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Investor Shares and the Registrable Warrant Shares but excluding (i) any Registrable Securities that have been publicly sold without registration under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise, or that are eligible to be sold without restriction under Rule 144 of the Securities Act; or (ii) any Registrable Securities sold by a person in a transaction pursuant to a registration statement filed under the Securities Act.

“Registrable Warrant Shares” means the shares of Ordinary Shares issued or issuable to each Purchaser upon exercise of the Investor Warrants.

“Registration Default Date” means the date that is 120 days after the Registration Filing Date.

“Registration Default Period” means the period following the Registration Filing Date or the Registration Default Date, as applicable, during which any Registration Event occurs and is continuing.

“Registration Event” means the occurrence of any of the following events:

(a)         the Company fails to file with the Commission the Registration Statement on or before the Registration Filing Date;

(b)         the Registration Statement is not declared effective by the Commission on or before the Registration Default Date;

(c)         after the SEC Effective Date, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) except as excused pursuant to Section 3(e); or

(d)         the Ordinary Shares generally or the Registrable Securities specifically are not listed or included for quotation on an Approved Market, or trading of the Ordinary Shares is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Ordinary Shares, for more than two full, consecutive Trading Days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities (including the Ordinary Shares) is suspended or halted on the Approved Market for any length of time.

“Registration Filing Date” means the date that is 120 days after the date on which the Company closes on the sale of the Maximum Offering Amount.

“Registration Statement” means the registration statement that the Company is required to file pursuant to this Agreement to register the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

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“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Subscription Agreement” means the subscription agreement attached to the Confidential Private Placement Memorandum of the Company dated November 13, 2013, as the same may be amended and supplemented from time to time.

“Trading Day” means (a) if the Ordinary Shares is listed or quoted on an Approved Market, then any day during which securities are generally eligible for trading on the Approved Market, or (b) if the Ordinary Shares is not then listed or quoted and traded on an Approved Market, then any business day.

2.           Registration.

(a)         Registration on Form S-1. Subject to the closing on the sale of the Maximum Offering Amount and the consummation of the Acquisition, no later than the Registration Filing Date, the Company shall file with the Commission a Registration Statement on Form S-1, or other applicable form, relating to the resale by the Holders of all of the Registrable Securities, and the Company shall use its commercially reasonably efforts to cause such Registration Statement to be declared effective prior to the Registration Default Date. For the avoidance of doubt, the Registration Statement may include such other securities as determined by the Company.

(b)         Occurrence of Registration Event. If a Registration Event occurs, then the Company will issue, for each 30 day period the Registration Event is not cured, to each Holder of Registrable Securities (a “Qualified Purchaser”), as liquidated damages for the amount of damages to the Qualified Purchaser by reason thereof, such number of Ordinary Shares that would result in the effective purchase price of the Units purchased pursuant to the Securities Purchase Agreement to be equal $0.10 less than the original purchase price of the Unit, provided that the effective price shall not be lower than $.25 per Unit and provided, however, if a Registration Event occurs (or is continuing) on a date more than one-year after the Company filed a Current Report on Form 8-K relating to the Acquisition and the PPO and providing Form 10 information with respect thereto, liquidated damages shall be paid only with respect to that portion of the Qualified Purchaser’s Registrable Securities that cannot then be immediately resold in reliance on Rule 144. The Registration Default Period shall terminate upon (i) the filing of the Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the SEC Effective Date in the case of clause (b) of the definition of Registration Event, (iii) the ability of the Qualified Purchaser to effect sales pursuant to the Registration Statement in the case of clause (c) of the definition of Registration Event, and (iv) the listing or inclusion and/or trading of the Ordinary Shares on an Approved Market, as the case may be, in the case of clause (d) of the definition of Registration Event. The amounts payable as liquidated damages pursuant to this Section 2(b) shall be issued in fully-paid, non-assessable restricted Ordinary Shares.

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(c)         Notwithstanding the provisions of Section 2(b) above, (a) if the Commission does not declare the Registration Statement effective on or before the Registration Default Date, or (b) if the Commission allows the Registration Statement to be declared effective at any time before or after the Registration Default Date, subject to the withdrawal of certain Registrable Securities from the Registration Statement, and the reason for (a) or (b) is the Commission’s determination that (x) the offering of any of the Registrable Securities constitutes a primary offering of securities by the Company, (y) Rule 415 may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (z) a Holder of any Registrable Securities must be named as an underwriter, the Holders understand and agree that in the case of (b) the Company may reduce, on a pro rata basis, the total number of Registrable Securities to be registered on behalf of each such Holder, and, in the case of (a) or (b), that a Holder shall not be entitled to any liquidated damages with respect to the Registrable Securities not registered for the reason set forth in (a), or so reduced on a pro rata basis as set forth in (b). In any such pro rata reduction, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by the Registrable Securities represented by the Registrable Warrant Shares (applied, in the case that some Registrable Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Registrable Warrant Shares held by such Holders on a fully diluted basis), and second by Registrable Securities represented by Investor Shares (applied, in the case that some Investor Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Investor Shares held by such Holders). Any Registrable Securities not included in the Initial Registration Statement shall be included in a subsequent Registration Statement the Company will file no later than six months after the prior Registration Statement (or such other period as permitted under the Securities Act and applicable Commission rules and regulations). The Holders acknowledge and agree the provisions of this paragraph may apply to more than one Registration Statement.

3.            Registration Procedures for Registrable Securities. The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

(a)         prepare and file with the Commission with respect to the Registrable Securities, a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and shall remain effective until the Investor Warrants are no longer outstanding or for such shorter period ending on the earlier to occur of (i) the date as of which all of the Holders as selling stockholders thereunder may sell all of the Registrable Securities registered for resale thereon without restriction pursuant to Rule 144 (or any successor rule thereto) promulgated under the Securities Act or (ii) the date when all of the Registrable Securities registered thereunder have been sold (the “Effectiveness Period”). Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the respective Registration Statement (or any prospectus relating thereto);

(b)         if the Registration Statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(c)         prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective during the Effectiveness Period;

(d)         furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any Attachments thereto other than Attachments incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 of the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

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(e)         use its commercially reasonable efforts to register or qualify such registration under such other applicable securities laws of such jurisdictions as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

(f)         notify each Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event (as promptly as practicable after becoming aware of such event), which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period;

(g)         comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(h)         as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(i)         use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be quoted on the OTC Bulletin Board or such other Approved Market on which securities of the same class or series issued by the Company are then listed or traded;

(j)         provide a transfer agent and registrar, which may be a single entity, for the shares of Ordinary Shares at all times;

(k)         If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;

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(l)         during the Effectiveness Period, refrain from bidding for or purchasing any Ordinary Shares or any right to purchase Ordinary Shares or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M of the Exchange Act; and

(m)         take all other reasonable actions necessary to expedite and facilitate the disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

4.            Suspension of Offers and Sales. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) hereof or of the commencement of a Blackout Period, such Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.           Registration Expenses. The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws, and the fees and disbursements of counsel for the Company and of its independent accountants; provided, that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. Except as provided in this Section and Section 8, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

6.           Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

7.           Information by Holder. A Holder with Registrable Securities included in any registration shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required in order to comply with any applicable law or regulation in connection with the registration of such Holder’s Registrable Securities or any qualification or compliance with respect to such Holder’s Registrable Securities and referred to in this Agreement. A form of Selling Stockholder Questionnaire is attached as Attachment A hereto for such purposes.

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8.           Indemnification.

(a)         In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with this Agreement; and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, that such indemnity agreement found in this Section 8(a) shall in no event exceed the net proceeds from the PPO, as applicable, received by the Company; and provided further, that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use in the preparation thereof or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

(b)         As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act, the Exchange Act, or any other federal or state law, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the registration statement or such prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(f) hereof, the use by such Holder of an outdated or defective prospectus after the Company has notified such Holder in writing that the prospectus is outdated or defective and prior to the receipt by such Holder of the advice contemplated in Section 3(f). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c)         Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(d)         If an indemnifying party does or is not permitted to assume the defense of an action pursuant to Sections 9(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and (b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.

(e)         If the indemnification provided for in Section 8(a) or 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

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(f)         Other Indemnification. Indemnification similar to that specified in this Section (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

9.            Rule 144. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Holders to sell the Registrable Securities to the public without registration, the Company agrees, until the earlier of such time as the Investor Warrants are no longer outstanding or the Holders no longer own any Registrable Securities: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the Commission in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act pursuant to Rule 144, (iii) to furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Holder a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Holder of any rule or regulation of the Commission permitting the selling of any such Registrable Securities without registration and (iv) to undertake any additional actions commercially reasonably necessary to maintain the availability of the use of Rule 144.

10.          Independent Nature of Each Purchaser’s Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute such Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

11.          Miscellaneous.

(a)         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b)         Remedies. Subject to Section 2(b) of this Agreement, in the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Subject to Section 2(b) of this Agreement, the Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

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(c)         Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

(d)         No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(e)         Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(f)         Notices, etc. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company to:

Cell Source, Ltd.

65 Yigal Alon Street, 23rd Floor

Tel Aviv 67433, Israel

Attention: Itamar Shimrat, Chief Executive Officer

Email: ishimrat@cell-source.com

with copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attention: Gregory Sichenzia, Esq. Facsimile: (212) 930-9725

If to the Purchasers:

To each Purchaser at the address set forth on the signature page hereto or at such other address as any party shall have furnished to the other parties in writing.

(g)         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

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(h)         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(i)         Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)         Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders. The Purchasers acknowledge that by the operation of this Section, the Majority Holders may have the right and power to diminish or eliminate all rights of the Purchasers under this Agreement.

[SIGNATURE PAGES FOLLOW]

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This Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:

CELL SOURCE, LTD.

By:
Name:	Itamar Shimrat
Title:	Chief Executive Officer

THE PURCHASER’S SIGNATURE TO THE SUBSCRIPTION AGREEMENT DATED OF EVEN DATE HEREWITH SHALL CONSTITUTE THE PURCHASER’S SIGNATURE TO THIS REGISTRATION RIGHTS AGREEMENT.

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ATTACHMENT A

CELL SOURCE, LTD.

SELLING STOCKHOLDERS’ QUESTIONNAIRE

The following information is requested from you in connection with the preparation and filing by Cell Source, Ltd. (the “Company”) of a Registration Statement on Form S-1 or other appropriate form (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the sale of shares of the Company’s Ordinary Shares, including shares of Ordinary Shares underlying Warrants (the “Registrable Securities”) by certain stockholders of the Company.

We would appreciate your answering all of the questions included in this questionnaire, even though your answers may be in the negative, so that the Company will have a record of your responses for use in connection with the preparation of the Registration Statement. It is requested that you give careful attention to each question and that you complete this questionnaire personally.

In order to assist you in completing this questionnaire, certain terms used herein are defined in the appendix which is attached to this questionnaire. Each of such defined terms has been bolded and italicized for identification. The term “person,” as used in this questionnaire, means any natural person, company, government or political subdivision, agency or instrumentality of a government.

After you have completed the following questionnaire, please send the completed questionnaire by facsimile, (212) 930-9725, e-mail, dmanno@srff.com, or overnight courier as soon as possible to the attention of David Manno, Esq. at Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006.

*********************

General Information

1.           Please provide your full name and address or the full name and address of the entity on whose behalf you are completing this questionnaire. The address may be a business, mailing or residence address.

Name:

Address:

2.	Name the Control Person of your organization:

3.	(a) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐  Yes.

☐  No.

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(b) If your response to Item 3(a) above is no, are you an "affiliate" of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐  Yes.

☐  No.

For the purposes of this Item 3(b), an "affiliate" of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(c) Full legal name of person through which you hold the Registrable Securities—(i.e. name of your broker, if applicable, through which your Registered Securities are held):

Name of broker:

Contact person:

Telephone No.:

Securities Holdings

Please fill in all blanks in the following questions related to your beneficial ownership of the Company’s Ordinary Shares. Generally, the term “beneficial ownership” refers to any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you may not be the holder of record of the securities. For example, securities held in “street name” over which you exercise voting or investment power would be considered beneficially owned by you. Other examples of indirect ownership include ownership by a partnership in which you are a partner or by an estate or trust of which you or any member of your immediate family is a beneficiary. Ownership of securities held in the names of your spouse, minor children or other relatives who live in the same household may be attributed to you.

If you have any reason to believe that any interest in securities of the Company which you may have, however remote, is a beneficial interest, please describe such interest. For purposes of responding to this questionnaire, it is preferable to err on the side of inclusion rather than exclusion. Where the SEC’s interpretation of beneficial ownership would require disclosure of your interest or possible interest in certain securities of the Company, and you believe that you do not actually possess the attributes of beneficial ownership, an appropriate response is to disclose the interest and at the same time disclaim beneficial ownership of the securities.

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Please indicate the amount of Ordinary Shares of the Company or any of its subsidiaries which you beneficially owned as of the date hereof.

For each holding:

•	State the nature of the holding (i.e., held in your own name, jointly, as a trustee or beneficiary of a trust, as a custodian, as an executor, in discretionary accounts, by your spouse or minor children, by a partnership of which you are a partner, etc.), and

•	State whether you are the beneficial owner by reason of (i) sole voting power, (ii) shared voting power, (iii) sole investment power, (iv) shared investment power, (v) the right to acquire stock within 60 days of the end of the calendar year, and/or (vi) the right to acquire stock with the purpose of changing or influencing control.

•	Indicate in the Remarks column whether you have sole or shared voting or investment power with respect to any such securities, and in what capacity (i.e., individual, general partner, trustee) you have such power or powers.

•	If you wish to disclaim beneficial ownership of any shares listed, so indicate by writing the word “Disclaim” in the Remarks column below; you understand that such shares will be shown separately from your beneficial holdings and an appropriate disclaimer set forth.

•	If any of the shares listed are subject to any claim, encumbrance, pledge or lien, so indicate in the Remarks column.

1.           Your Interest in the Registrable Securities.

(a)          State the number of such Registrable Securities beneficially owned by you.

(b)          Other than as set forth in your response to Item 1(a) above, do you beneficially own any other securities of the Company?

☐  Yes.

☐  No.

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(c)          If your answer to Item 1(b) above is yes, state the type, the aggregate amount and CUSIP No. (if applicable) of such other securities of the Company beneficially owned by you:

Type:

Aggregate amount:

CUSIP No.:

(d)          Did you acquire the securities listed in Item 1(a) above in the ordinary course of business?

☐  Yes.

☐  No.

(e)          At the time of your purchase of the securities listed in Item 1(a) above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐  Yes.

☐  No.

(f)          If your response to Item 1(e) above is yes, please describe such agreements or understandings:

2.         Nature of Your Beneficial Ownership.

(a)         Does someone other than yourself have Control over the securities listed in Item

1(a) above?

☐  Yes.

☐  No.

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(b)          If your response to Item 2(a) above is yes, name your controlling shareholder(s) or other person who has the ability to exercise control over you (the "Controlling Entity"). If the Controlling Entity is not a natural person and is not a publicly held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

(A)(i)	Full legal name of Controlling Entity(ies) or natural person(s) with who have sole or shared voting or dispositive power over the Registrable Securities:

Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone:

Fax:

Name of shareholder:;

(B)(i)	Full legal name of Controlling Entity(ies):

Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone:

Fax:

Name of shareholders:

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

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3.           5% Stockholders

To the best of my knowledge, all persons (including myself and my associates and including corporations, partnerships, trusts, associations and other such groups) who beneficially own more than 5% of any class of the Company’s stock are described below:

Name of	Class of Shares	Holder of Voting
Beneficial	Beneficially	or Investment
Owner	Owned	Power

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4.           No Adverse Interest

All interests I or my associates have or will have that are adverse to the Company interests in any pending or contemplated legal proceeding or government investigation to which the Company is or will be a party (or to which its property may be subject) are described below:

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5.           Voting Arrangement

All voting trusts or similar agreements or arrangements of which I have knowledge under which more than 5% of the Company’s outstanding Ordinary Shares, on an as converted basis, is held or to be held are described below:

Voting Rights and Other Powers
Names and Addresses of Voting Trustees	Under Trust, Agreement or Arrangement

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6.            Change in Control

All arrangements of which I have knowledge, including any pledge by any person of securities of the Company, the operations of which may at a subsequent date result in a change in control of the Company, are described below:

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Transactions With The Company

1.           Information regarding all material interests of yours or your associates in any actual or proposed transaction during the last three fiscal years to which the Company was or is to be a party and that are identified under “Securities Holdings” above) is provided below. Further, no such transaction need be described if:

(a)          the amount involved (including all periodic installments in the case of any lease or other agreement provided for periodic payments or installments and including the value of all transactions In a series of similar transactions) does not exceed $60,000;

(b)          the rates or charges involved in the transaction are fixed by law or governmental authority or determined by competitive bids;

(c)          the services involved are as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or other similar service;

(d)          my interest arises solely from my ownership of securities of the Company and I received no extra or special benefit not shared on a pro rata basis by all other holders of securities in the same class;

(e)           my interest in the corporation that is a party to the transaction is solely as a director; or

(f)           my interest arose solely as an officer and/or director of the Company (e.g., my compensation arrangement with the Company).

Description:

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AFFILIATION WITH ACCOUNTANTS OR ATTORNEYS

Described below is any interest, affiliation or connection you have with any law firm or accounting firm that has been retained by the Company during the last three fiscal years or is proposed to be retained by the Company:

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Contracts With The Company

Described below are all contracts with the Company or in which the Company has a beneficial interest, or to which the Company has succeeded by assumption or assignment, to which you or any of your associates is a party, which are to be performed in whole or in part at or after the date of the proposed filing of the Registration Statement, or which were made not more than two years prior thereto:

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Finra-Related Questions

1.           Are you (i) a “member” of the Financial Industries Regulatory Authority, Inc. (“FINRA”), (ii) an “affiliate” of a member of the FINRA, (iii) a “person associated with a member” or “associated person of a member” of the FINRA or (iv) associated with an “underwriter or related person” with respect to the proposed public offering of the Company’s securities?

Yes  ☐              No☐

For the sole purpose of this Question: (i) the FINRA defines a “member” as being either any broker or dealer admitted to membership in the FINRA or any officer or partner of such a member or the executive representative of such member or the substitute for such representative; (ii) the term “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with the person specified. Persons who have acted or are acting on behalf or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives; (iii) the FINRA defines a “person associated with a member” or “associated person of a member” as being every sole proprietor, partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the FINRA; and (iv) the term “underwriter or related person” includes, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisers, finders, members of the selling or distribution group, and any and all other persons associated with or related to any such persons.

If yes, kindly describe such relationship (whether direct or indirect) and please respond to Questions (2) and (3) below; if no, please proceed to Question (4).

2.           Please set forth information as to all purchases and acquisitions (including contracts for purchase or acquisition) of securities of the Company by you, regardless of the time acquired or the source from which derived:

Seller or	Amount and	Price or Other
Prospective Seller	Nature of Securities	Consideration	Date

3.           In connection with your direct or indirect affiliation or association with a “member” of the FINRA as set forth above in Question (1), please furnish the identity of such FINRA member and any information, if known, as to whether such FINRA member intends to participate in any capacity in this proposed initial public offering, including the details of such participation:

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4.           Please describe any underwriting compensation and arrangement or any dealings known to you between any “underwriter or related person”, “member” of the FINRA, “affiliate” of a member of the FINRA, “person associated with a member”, or “associated person of a member” of the FINRA on the one hand and the Company or controlling shareholder thereof on the other hand, other than information relating to the proposed initial public offering of the Company:

5.           Please set out below any information, if known, as to whether any “member” of the FINRA, any “underwriter or related person”, “affiliate” or a member of the FINRA, “person associated with a member” or “associated person of a member” of the FINRA may receive any portion of the net offering:

For subscribers answering “Yes” to Item 1 above:

The undersigned FINRA member form acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

Name of FINRA Member Firm

By:		Date:
Authorized Officer

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The undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above pursuant to the Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Holder will be responsible for underwriting discounts or commissions or agents' commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market.

I understand that material misstatements or the omission of material facts in the Registration Statement may give rise to civil and criminal liabilities to the Company, to each officer and director of the Company signing the Registration Statement and other persons signing the Registration Statement. I will notify you and the Company of any misstatement of a material fact in the Registration Statement or any amendment thereto, and of the omission of any material fact necessary to make the statements contained therein not misleading, as soon as practicable after a copy of the Registration Statement or any such amendment has been provided to me.

I confirm that the foregoing statements are correct, to the best of my knowledge and belief.

Dated:	.

Very truly yours,

(Signature)

(Typed or Printed Name)

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Definitions

The term “arrangement” means any plan, contract, authorization or understanding whether or not set forth in a formal document.

The term “associate” as used throughout this questionnaire, means (a) any corporation or organization (other than the Company) of which I am an officer, director or partner or of which I am, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (b) any trust or other estate in which I have a substantial beneficial interest or as to which I serve as trustee or in a similar capacity, (c) my spouse, (d) any relative of my spouse or any relative of mine who has the same home as me or who is a director or officer or key executive of the Company, (e) any partner, syndicate member or person with whom I have agreed to act in concert with respect to the acquisition, holding, voting or disposition of shares of the Company’s securities.

The term “beneficially owned” when used in connection with the ownership of securities, means (a) any interest in a security which entitles me to any of the rights or benefits of ownership even though I may not be the owner of record or (b) securities owned by me directly or indirectly, including those held by me for my own benefit (regardless of how registered) and securities held by others for my benefit (regardless of how registered), such as by custodians, brokers, nominees, pledgees, etc., and including securities held by an estate or trust in which I have an interest as legatee or beneficiary, securities owned by a partnership of which I am a partner, securities held by a personal holding company of which I am a stockholder, etc., and securities held in the name of my spouse, minor children and any relative (sharing the same home). A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(a)          voting power which includes the power to vote, or to direct the voting of, such security;

and/or

(b)          investment power which includes the power to dispose, or to direct the disposition, of such security.

The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

The term “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

The term “material,” when used in this questionnaire to qualify a requirement for the furnishing of information as to any subject, limits the information required to those matters as to which an average prudent investor ought reasonably to be informed before purchasing the Ordinary Shares of the Company.

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COMPANY DISCLOSURE SCHEDULE

Schedule 3.2 Subsidiaries NA

Schedule 3.3 Capitalization

Founders	2,400,039
Yeda	1,159,972
Reisner	1,159,972
Pre-PPM Investors	8,766,616
PPM Investors	4,759,324
Total I&O	18,245,922	*

* Additionally, capitalization is subject to change because Cell Source is currently in advanced negotiations with an investor from the Far East regarding the possibility of a sizeable investment which may take place prior to the share exchange.  While no documents have been signed, an advanced draft of the investment agreement has been circulated. Consideration may include a $5 million equity investment, a second phase of additional $7 million equity investment (which will be accompanied by an equivalent right of participation to all PPM investors) and a possibility of formation of a Chinese based joint venture, with exclusive license for China. There cannot be any assurance that the Company will enter into any agreement with the aforementioned potential investor or that any investment will be on the aforementioned terms.

Schedule 3.6 Damage, Destruction or Loss of Physical Property; Sales of Capital Stock or Indebtedness Since Balance Sheet Date NA

Schedule 3.7 Absence of Certain Changes or Events NA

Schedule 3.8 Brokerage or Finder’s Fees NA

Schedule 3.11 Tax Return Extensions and Delinquencies NA

Schedule 3.13 Material Agreements

•	Research and License Agreement between Yeda Research and Development Company Limited and Cell Source, including the evaluation agreement and extensions;
•	Consulting Agreement between Cell Source and Professor Yair Reisner;
•	103K Trust and Stock Administration Services Letter Agreement between Cell Source and 102 Capital Management, an I.B.I. Investment House partnership;
•	Subscription Agreements between Cell Source and Investors of November 2013 PPM;
•	Registration Rights Agreements between Cell Source and Investors of November 2013 PPM

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•	Warrants to Purchase Ordinary Shares issued by Cell Source to Investors of November 2013 PPM
•	Warrants to Purchase Ordinary Shares issued by Cell Source to Yeda Research and Development Company Limited
•	Warrants to Purchase Ordinary Shares issued by Cell Source to Professor Yair Reisner

Additionally, Capitalization is subject to change because Cell Source is currently in advanced negotiations with an investor from the Far East regarding the possibility of a sizeable investment which may take place prior to the share exchange.  While no documents have been signed, an advanced draft of the investment agreement has been circulated. Consideration may include a $5 million equity investment, a second phase of additional $7 million equity investment (which will be accompanied by an equivalent right of participation to all PPM investors) and a possibility of formation of a Chinese based joint venture, with exclusive license for China. There cannot be any assurance that the Company will enter into any agreement with the aforementioned potential investor or that any investment will be on the aforementioned terms.

Schedule 3.16 Assets Not in Good Operating Condition or subject to Liens NA

Schedule 3.17 Intellectual Property

Patents

Please see the accompanying list.

Schedule 3.19 Undisclosed Liabilities NA

Schedule 8.2(j) Shares Lockup

To be determined

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PARENT DISCLOSURE SCHEDULE

Schedule 4.2 Subsidiaries

NA

Schedule 4.7 Absence of Certain Changes

Schedule 8.3(f) Parent Common Stock Lockup

To be determined

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SCHEDULE 6.4

Directors to be Appointed to Parent

David Zolty

Ben Friedman

Yoram Drucker

Itamar Shimrat

Dennis Brown

Directors to Resign from Parent

Officers to be Appointed to Parent

Itamar Shimrat Chief Executive Officer

Yoram Drucker Executive Chairman

Officers to Resign from Parent

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